Exhibit 10.26

Portola Pharmaceuticals, Inc.

Performance Stock Unit Award Grant Notice

2013 Equity Incentive Plan

Portola Pharmaceuticals, Inc. (the “Company”), pursuant to its 2013 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance Stock Unit Award (the “Award”) in respect of the number of Performance Stock Units (“PSUs”) set forth below.  The Award is subject to all of the terms and conditions as set forth herein, including the Performance and Vesting Criteria set forth below, the Plan and the Performance Stock Unit Award Agreement (the “PSU Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the PSU Agreement, as applicable.  Except as provided herein, in the event of any conflict between such provisions, the terms of the Plan shall control.

Participant:
Number of PSUs subject to Award:
Date of Grant:
Performance Period:	As set forth below.

Performance Metrics and Vesting Terms: PSUs subject to the Award shall be earned and vested as described below, with shares of the Company’s Common Stock to be issued for each vested PSU in accordance with Section 6 of the PSU Agreement:

[vesting schedule]

Mandatory Sale to Cover Withholding Taxes:  As a condition to acceptance of this award, to the fullest extent permitted under the Plan and applicable law, withholding taxes will be satisfied through the sale of a number of the shares subject to the Award as determined in accordance with Section 11 of the Award Agreement and the remittance of the cash proceeds to the Company. Under the Award Agreement, the Company is authorized and directed by the Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld. The mandatory sale of shares to cover withholding taxes is imposed by the Company on the Participant in connection with the receipt of this Award, and it is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to meet the requirements of Rule 10b5-1(c).

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the PSU Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the PSU Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

Portola Pharmaceuticals, Inc.		Participant

By:
	Signature	Signature

Title:		Date:

Date:

Attachments:	Performance Stock Unit Award Agreement and 2013 Equity Incentive Plan

Portola Pharmaceuticals, Inc.

2013 Equity Incentive Plan

Performance Stock Unit Award Agreement

Pursuant to the Performance Stock Unit Grant Notice (“Grant Notice”) and this Performance Stock Unit Award Agreement (“PSU Agreement”) and in consideration of your services, Portola Pharmaceuticals, Inc. (the “Company”) has awarded you a Performance Stock Unit Award (the “Award”) under its 2013 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  This PSU Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Grant Notice to which it is attached.  Capitalized terms not explicitly defined in this PSU Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable.  Except as otherwise provided herein, in the event of any conflict between the terms in this PSU Agreement and the Plan, the terms of the Plan shall control.  The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

Grant of the Award.    This Award represents the right to be issued on a future date a number of shares of the Company’s Common Stock to be determined by reference to the number of Performance Stock Units (the “PSUs”) indicated in the Grant Notice.  As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of PSUs subject to the Award.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of PSUs or the delivery of the Common Stock to be issued in respect of the Award.

Performance Metrics and Vesting Terms.  Subject to the limitations contained herein, your Award will be earned and vest, if at all, in accordance with the Performance Metrics and Vesting Terms provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.  Upon termination of your Continuous Service, the PSUs credited to the Account that were not vested as of that date will be forfeited at no cost to the Company and you will have no further right, title or interest in the PSUs or the shares of Common Stock to be issued in respect of the Award.

Number of Shares and Adjustment of Performance Metrics.

The number of PSUs subject to your Award will be adjusted for any Capitalization Adjustments that occur during the Performance Period.

Any additional PSUs that become subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same vesting terms and forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your Award.

Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

Securities Law Compliance.  You may not be issued any shares in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

Transfer Restrictions.  Your Award is not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement.  After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

Date of Issuance.

The issuance of shares in respect of the PSUs is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Agreement, in the event one or more PSUs vests, the Company shall issue to you one (1) share of Common Stock for each PSU that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.

If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established Company-approved 10b5-1 trading plan or pursuant to the mandatory “same day sale” commitment described in section 11(d) hereof), and the Company decides, prior to the Original Issuance Date, (1) not to satisfy the Withholding Taxes by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (2) not to permit you to pay your Withholding Taxes in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

Dividends. In the event the Company declares a dividend on its Common Stock between the Date of Grant and the date earned PSUs become vested, then within 90 days of the date that any shares of Common Stock are issued to you in respect to such earned and vested PSUs, the Company will pay to you a dividend equivalent payment determined by multiplying the number of vested PSUs by the dividend per share on each dividend payment date.

Restrictive Legends. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.

Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

Award not a Service Contract. Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (a) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (b) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (c) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (d) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

Withholding Obligations.

On each vesting date, and on or before the time you receive a distribution of the shares underlying your PSUs, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, pursuant to section 11(d), you have agreed to a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you have (except in the case of Officers, as set forth below),  irrevocably agreed to sell a portion of the shares to be delivered in connection with your Performance Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer committed to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates.  If, for any reason, such “same day  sale” commitment pursuant to section 11(d) does not result in sufficient proceeds to satisfy the Withholding Taxes, or you are an Officer and have provided notice to the Company at least five business days prior to a vesting date of your election to opt out of the “same day sale” commitment under section 11(d) with respect to such vesting date, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the

Company); or (iii) subject to the approval of the independent members of the Board, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Performance Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

You hereby acknowledge and agree to the following:

(i)	I hereby appoint E*Trade Financial Corporate Services as my agent (the “Agent”), and authorize the Agent, to:
1.

Sell on the open market at the then prevailing market price(s), on my behalf, as soon as practicable on or after each date on which PSUs vest, the number (rounded up to the next whole number) of the shares of Common Stock to be delivered to me in connection with the vesting of those PSUs sufficient to generate proceeds to cover (A) the Withholding Taxes that I am required to pay pursuant to the Plan and this Award Agreement as a result of the PSUs vesting (or being issued, as applicable) and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; and

2.	Remit any remaining funds to me.
(ii)	I hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 11(d).
(iii)

I understand that the Agent may effect sales as provided in this Section 11(d) in one or more sales and that the average price for executions resulting from bunched orders will be assigned to my account. In addition, I acknowledge that it may not be possible to sell shares of Common Stock as provided by in this Section 11(d) due to (1) a legal or contractual restriction applicable to me or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Common Stock may be traded. In the event of the Agent’s inability to sell shares of Common Stock, I will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in this Section 11(d).

(iv)

I acknowledge that regardless of any other term or condition of this Section 11(d), the Agent will not be liable to me for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)

I hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 11(d). The Agent is a third-party beneficiary of this Section 11(d).

(vi)	This Section 11(d) shall terminate not later than the date on which all withholding taxes arising in connection with the vesting of my Award have been satisfied.

Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Unsecured Obligation. Your Award is unfunded, and as a holder of an Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

Notices. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by 10 days’ advance written notice to each of the other parties hereto:

Company:	Portola Pharmaceuticals, Inc.
Attn: Stock Administrator
270 East Grand Avenue
South San Francisco, California 94080

Participant:	Your address as on file with the Company at the time notice is given

Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

Miscellaneous.

The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a Resignation for Good Reason, or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to that state’s conflicts of laws rules.

Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Insider Trading and Trading Window Policy.

Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

* * * * *

This Performance Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Stock Unit Award Grant Notice to which it is attached.